Exhibit 10.97
SECOND AMENDED AND RESTATED GUARANTY
January 23, 2008
     FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE ACKNOWLEDGED, each of the Persons listed on Schedule I hereto (each such Person, individually, a “Facility Guarantor” and, collectively, the “Facility Guarantors”) jointly and severally unconditionally guaranty to (a) National City Business Credit, Inc., an Ohio corporation with offices at 2300 Crown Colony Drive, Suite 202, Quincy, Massachusetts 02169, as Administrative Agent and Collateral Agent (collectively referred to hereinafter as the “Agent”) for the Secured Parties (as defined in Schedule II hereto) and (b) such Secured Parties, the payment and performance of the Liabilities of Filene’s Basement, Inc., a Delaware corporation (the “Borrower”).
WITNESSETH:
     WHEREAS, the Borrower and certain other affiliated Persons (together with the Borrower, the “Original Borrowers”) entered into a Loan and Security Agreement dated as of June 11, 2002 with the Administrative Agent, the Revolving Credit Lenders party thereto (the “Original Revolving Credit Lenders”) and National City Business Credit, Inc. and Fleet Retail Group, Inc., as collateral agents for the Revolving Credit Lenders (as amended and in effect through the Effective Date, the “Original Loan Agreement”); and
     WHEREAS, as a condition precedent to the Original Revolving Credit Lenders making certain revolving credit loans or otherwise extending credit to the Original Borrowers under the Original Loan Agreement, the Original Revolving Credit Lenders required certain Persons then affiliated with the Borrower (the “Original Facility Guarantors”) to execute and deliver to the Administrative Agent and the Collateral Agents (as such terms are defined in the Original Guaranty) their Guaranty dated as of June 11, 2002 (as amended and in effect through the Effective Date, the “Original Guaranty”), pursuant to which the Original Facility Guarantors guaranteed all Liabilities of the Original Borrowers under the Original Loan Agreement;
     WHEREAS, the Borrower and certain other affiliated Persons (together with the Borrower, the “Existing Borrowers”) entered into an Amended and Restated Loan and Security Agreement dated as of July 5, 2005 with the Agent the Revolving Credit Lenders party thereto (the “Existing Revolving Credit Lenders”) and National City Business Credit, Inc. (as amended and in effect through the Second Amendment Effective Date, the “Existing Loan Agreement”), which amended and replaced the Original Loan Agreement;
     WHEREAS, as a condition precedent to the Existing Revolving Credit Lenders making certain revolving credit loans or otherwise extending credit to the Existing Borrowers under the Existing Loan Agreement, the Existing Revolving Credit Lenders required certain Persons then affiliated with the Borrower (the “Existing Guarantors”) to execute and deliver to the Agent their Guaranty dated as of July 5, 2005 (as amended and in effect through the Second

Amendment Effective Date, the “Existing Guaranty”), pursuant to which the Existing Guarantors guaranteed all Liabilities of the Existing Borrowers under the Existing Loan Agreement;
     WHEREAS, the Borrower has entered into a Second Amended and Restated Loan and Security Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Second Restated Loan Agreement”), by and between, among others, the Borrower, the Agent, and the Revolving Credit Lenders party thereto (the “Revolving Credit Lenders”), which amended and replaced the Existing Loan Agreement; and
     WHEREAS, it is a condition precedent to the effectiveness of the Second Restated Loan Agreement that, among other things, the Existing Guaranty be amended and restated in its entirety as set forth herein in order to, among other things, confirm that the Liabilities guaranteed hereby include all Liabilities at any time and from time to time outstanding under the Second Restated Loan Agreement;
     WHEREAS, the parties hereto desire to amend and restate the Existing Guaranty as provided herein.
     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Definitions: Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Second Restated Loan Agreement.
     Indemnification: FOR SAID GOOD AND VALUABLE CONSIDERATION, the Facility Guarantors shall also indemnify, defend, and hold the Secured Parties, and each agent, employee, officer, or representative of the Secured Parties (each, an “Indemnified Person”), harmless of and from any claim (other than any claim as to which a final determination is made in a judicial proceeding (in which the Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person had committed willful misconduct or acted in a grossly negligent manner or in actual bad faith) brought or threatened against any Indemnified Person by: the Borrower; the Facility Guarantors; any other guarantor or endorser of the Liabilities; or any other Person (as well as from reasonable attorneys’ fees, expenses and disbursements in connection therewith) on account of the relationship of any Indemnified Person with the Borrower, the Facility Guarantors, or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Agent with counsel of the Agent’s selection, but at the reasonable expense of the Facility Guarantors).
     Interest: The Facility Guarantors will pay on demand interest on all amounts due under this Guaranty, or arising under any documents, instruments, or agreements relating to any collateral securing this Guaranty, from the time the Agent first demands payment of this Guaranty at a rate (determined based upon a 360 day year and actual days elapsed) equal to the aggregate of the then applicable rate under the Second Restated Loan Agreement (including the

Applicable Margin) for Base Margin Loans and/or LIBOR Loans, as applicable, plus two percent (2%) per annum.
     Obligations Not Affected: The respective obligations of the Facility Guarantors hereunder shall not be affected by: any fraudulent, illegal, or improper act by the Borrower, any of the Facility Guarantors, or any Person liable or obligated to the Secured Parties for or on the Liabilities; any release, discharge, or invalidation, by operation of law or otherwise, of the Liabilities; or the legal incapacity of the Borrower, any of the Facility Guarantors, or any other Person liable or obligated to the Secured Parties for or on the Liabilities. Interest and Costs of Collection shall continue to accrue and shall continue to be deemed Liabilities guaranteed hereby notwithstanding any stay to the enforcement thereof against the Borrower or any of the Facility Guarantors or disallowance of any claim therefor against the Borrower or any of the Facility Guarantors.
     Incorporation Of All Discussions: This instrument and the other Loan Documents executed by the Facility Guarantors incorporates all discussions and negotiations between the Facility Guarantors and the Secured Parties concerning the guaranty and indemnification provided by the Facility Guarantors hereby. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed, sealed, and acknowledged by a duly authorized officer of the Agent.
     General Waivers: The Facility Guarantors WAIVE: presentment, demand, notice, and protest with respect to the Liabilities and this Guaranty; any delay on the part of the Agent or any other Secured Party; any right to require the Agent or any other Secured Party to pursue or to proceed against the Borrower or any one of the Facility Guarantors or any collateral which might have been granted to secure the Liabilities or to secure the obligations of any of the Facility Guarantors hereunder; any benefit of, and any right to participate in, any collateral which may secure the Liabilities; any claim which any of the Facility Guarantors may have or to which any of the Facility Guarantors may become entitled to the extent that such claim might otherwise cause any transfer to the Secured Parties by or on behalf of the Borrower to be avoided as having been, or in the nature of, a preference; and notice of acceptance of this Guaranty.
     Waiver of Subrogation: None of the Facility Guarantors shall undertake any of the following:
     (a) Exercise of any right against the Borrower or any other Facility Guarantor, by way of subrogation, reimbursement, indemnity, contribution, or the like unless and until all Liabilities have been irrevocably paid and satisfied in full.
     (b) The filing of any proof of any claim in competition with the Agent or any other Secured Party in respect of any payment hereunder in any bankruptcy or insolvency proceedings of any nature.
     (c) The claiming of any set-off or counterclaim against the Borrower in respect of any liability of any of the Facility Guarantors to the Borrower.

     Subordination: The payment of any amounts due with respect to any Indebtedness of the Borrower now or hereafter held by any of the Facility Guarantors for borrowed money is hereby subordinated to the prior payment in full of the Liabilities. None of the Facility Guarantors will demand, sue for, or otherwise attempt to collect any such Indebtedness. Any amounts which are collected, enforced and received by any of the Facility Guarantors shall be held by that Person as trustee for the Agent and shall be paid over to the Agent on account of the Liabilities without affecting in any manner the liability of that Person under this Guaranty.
     Agent’s Books and Records: The books and records of the Agent showing the account between the Agent and the Borrower shall be admissible in any action or proceeding and constitute prima facie evidence and proof of the items contained therein.
     Facility Guarantors’ Obligations Primary: The respective obligations of each of the Facility Guarantors hereunder is primary, with no recourse necessary by the Agent against the Borrower or any collateral given to secure the Liabilities or to secure the obligations of any Person hereunder or against any other Person liable for or on the Liabilities prior to proceeding against any of the Facility Guarantors hereunder.
     Changes In Liabilities: Each of the Facility Guarantors assents to any indulgence or waiver which the Agent or any other Secured Party might grant or give the Borrower, any other Facility Guarantor and/or any other Person liable or obligated for or on the Liabilities. Each of the Facility Guarantors authorizes the Agent or any other Secured Party to alter, amend, cancel, waive, or modify any term or condition of the Liabilities and of the obligations of any other Person liable or obligated for or on the Liabilities, without notice to, or consent from, any of the Facility Guarantors. No compromise, settlement, or release by the Agent or any other Secured Party of the Liabilities or of the obligations of any such other Person (whether or not jointly liable with any of the Facility Guarantors) and no release of any collateral securing the Liabilities or securing the obligations of any such other Person shall affect the obligations of any of the Facility Guarantors hereunder. No action by the Agent or any other Secured Party which has been assented to herein shall affect the obligations of any of the Facility Guarantors hereunder.
     Financial Information: Each of the Facility Guarantors will furnish or cause to be furnished to the Agent from time to time the financial statements, reports, data and information required with respect to the Facility Guarantors pursuant to, and in accordance with, the Second Restated Loan Agreement. The Facility Guarantors shall also furnish or cause to be furnished to the Agent, with reasonable promptness, such other information regarding the business, operations, assets, liabilities and financial condition of the Facility Guarantors as the Agent may from time to time reasonably request in writing.
     Costs of Collection: The Facility Guarantors will pay on demand all Costs of Collection, including, without limitation, all reasonable attorneys’ fees and reasonable out-of-pocket expenses incurred by the Agent’s attorneys, and all reasonable out-of-pocket costs incurred by the Agent in the administration of the Liabilities and/or this Guaranty, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent, where such costs and expenses are related to or in respect of the Agent’s: administration and management of the Liabilities; negotiation, documentation, and amendment of this Guaranty; or efforts to preserve, protect, collect or enforce any of the obligations of any of the Facility

Guarantors hereunder and/or any of the Agent’s rights, remedies, or powers against or in respect of any of the Facility Guarantors (whether or not suit is instituted by or against the Agent).
     Binding Effect: This instrument shall inure to the benefit of the Agent and each other Secured Party and their respective successors and assigns; shall be binding upon the respective successors, representatives, and assigns of each of the Facility Guarantors; and shall apply to all Liabilities of the Borrower and any of its successors, including any successor by operation of law.
     Agent’s Rights and Remedies: The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any of the Agent’s Rights and Remedies or of any default or remedies under any other agreement with any of the Facility Guarantors, or of any default under any agreement with the Borrower, or any other Person liable or obligated for or on the Liabilities, shall operate as a waiver of any other of the Agent’s Rights and Remedies or of any default or remedy hereunder or thereunder. No exercise of any of the Agent’s Rights and Remedies and no other agreement or transaction of whatever nature entered into between the Agent and: any of the Facility Guarantors; and the Borrower; and/or any such other Person at any time shall preclude any other exercise of the Agent’s Rights and Remedies. No waiver by the Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Agent’s Rights and Remedies, and all of the Agent’s rights, remedies, powers, privileges, and discretions under any other agreement or transaction with any of the Facility Guarantors, the Borrower, or any such other Person, shall be cumulative and not alternative or exclusive, and may be exercised by the Agent at such time or times and in such order of preference as the Agent in its sole discretion may determine.
     Copies and Facsimiles: This instrument and all documents which have been or may be hereinafter furnished by any of the Facility Guarantors to the Agent or any other Secured Party may be reproduced by the Agent or by that Secured Party by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.
     Choice of Laws: This instrument shall be governed, construed, and interpreted in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws thereof.
     Consent to Jurisdiction:

     (a) Each of the Facility Guarantors agrees that any legal action, proceeding, case, or controversy against any of the Facility Guarantors with respect to this Guaranty or otherwise may be brought in the courts of Franklin County, Ohio or in the United States District Court, District of Ohio, sitting in Columbus, Ohio, as the Agent may elect in the Agent’s sole reasonable, good faith discretion. By execution and delivery of this Guaranty, each of the Facility Guarantors, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.
     (b) Each of the Facility Guarantors WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted hereunder.
     (c) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.
     (d) Each of the Facility Guarantors agrees that any action commenced by any of the Facility Guarantors asserting any claim or counterclaim arising under or in connection with this Guaranty shall be brought solely in the courts of Franklin County, Ohio or in the United States District Court, District of Ohio, sitting in Columbus, Ohio, and that such Courts shall have exclusive jurisdiction with respect to any such action unless the Agent shall have brought a legal action or proceeding in another jurisdiction.
     Broad Scope of Guaranty: It is the intention of each of the Facility Guarantors that the provisions of the within Guaranty and indemnification be liberally construed to the end that the Agent and each other Secured Party may be put in as good a position as if the Borrower had promptly, punctually, and faithfully performed all Liabilities and that each of the Facility Guarantors had promptly, punctually, and faithfully performed hereunder.
     Severability: Any determination that any provision herein is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance and shall not affect the validity, legality, or enforceability of any other provision contained herein.
     Right of Set-Off: Any and all deposits or other sums at any time credited by or due to any Facility Guarantor from the Agent or any other Secured Party or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any of the Facility Guarantors in the possession of any of the foregoing (other than in Exempt DDA accounts), whether for safekeeping or otherwise (regardless of the reason such Person had received the same), shall at all times constitute security for all Liabilities and for any and all obligations of each of the Facility Guarantors to the Agent and such Secured Party or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Agent or other Secured Party or Participant, (a) after the occurrence and during the continuance of an Event of Default, or (b) after the service of process upon the Agent or any other Secured Party or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any Facility Guarantor on deposit with, or assets of any Facility Guarantor in the possession of, the Agent or such other Secured Party or such Participant, in excess of Five Hundred Thousand Dollars ($500,000.00).

     Termination: The obligations of each of the Facility Guarantors hereunder shall remain in full force and effect as to all Liabilities, without regard to any reduction of the Liabilities (other than on account of payments made pursuant to this Guaranty) until the earlier of (a) ten (10) days following the actual receipt by the Administrative Agent at its main office (presently National City Business Credit, Inc., 2300 Crown Colony Drive, Suite 202, Quincy, Massachusetts 02169) of written notice signed by each of the Facility Guarantors of the termination thereof or (b) the delivery of written notice of termination dated and signed by a duly authorized officer of the Agent, which notice of termination includes specific reference to this provision. No termination hereof shall affect any Liability in existence or outstanding ten (10) days following the date of such actual receipt or delivery (including, without limitation, those which are contingent or not then due and those which arise out of any check, draft, item, or paper which was made, executed, or drawn prior to the expiration of such ten (10) days, even if received by the Agent thereafter) nor any which arises out of any continuing commitment or obligation of the Secured Parties to provide loans, advances, and financial accommodations to or for the account of the Borrower, nor any obligation of any of the Facility Guarantors hereunder, including, without limitation, any which by its terms includes any of the Liabilities of a contingent nature (including, without limitation, the indemnification provided for herein). This Guaranty shall continue to be effective or, if previously terminated, shall be automatically reinstated, without any further action, if at any time any payment made or value received with respect to a Liability is rescinded or must otherwise be returned by the Secured Parties upon the insolvency, bankruptcy or reorganization of any of the Facility Guarantors, or otherwise, all as though such payment had not been made or value received.
     Miscellaneous: Each of the Facility Guarantors represents and certifies that, prior to the execution of this Guaranty, that Person had carefully read and reviewed all of the provisions of this Guaranty and had been afforded an opportunity to consult with counsel independently selected by that Person. Each of the Facility Guarantors further represents and certifies that such Person has freely and willingly executed this Guaranty with full appreciation of the legal effect of this Guaranty. Each of the Facility Guarantors recognizes that the titles to the paragraphs of the within Guaranty are for ease of reference; are not part of this Guaranty; and do not alter or affect the substantive provisions hereof.
     Waiver of Jury Trial: Each of the Facility Guarantors makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and each other Secured Party, in the establishment and maintenance of their relationship with the Borrower and each of the Facility Guarantors, is relying thereon. EACH OF THE FACILITY GUARANTORS WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY OTHER SECURED PARTY IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY OTHER SECURED PARTY OR IN WHICH THE AGENT OR ANY OTHER SECURED PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY OF THE FACILITY GUARANTORS, THE BORROWER, OR ANY OTHER PERSON, AND THE AGENT AND EACH OTHER SECURED PARTY LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY.

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     IN WITNESS WHEREOF, the Facility Guarantors have duly executed this Guaranty under seal as of the day and year first above written.

FACILITY GUARANTORS:	RETAIL VENTURES, INC.

By:
	Name:	James A. McGrady
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

RETAIL VENTURES SERVICES, INC.

By:

	Name:	James A. McGrady
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

RETAIL VENTURES IMPORTS, INC.

By:

	Name:	James A. McGrady
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

RETAIL VENTURES LICENSING, INC.

By:

	Name:	James A. McGrady
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Signature Page to Guaranty

SCHEDULE I*
Facility Guarantors
Retail Ventures, Inc.
Retail Ventures Services, Inc.
Retail Ventures Imports, Inc.
Retail Ventures Licensing, Inc.
Schedule I to Guaranty
* Supplemented effective April 21, 2009 to add FB Services LLC and FB Leasing Services LLC as Facility Guarantors.

SCHEDULE II
Secured Parties

Secured Party	Capacity
National City Business Credit, Inc.	Administrative Agent Collateral Agent Revolving Credit Lender SwingLine Lender

National City Bank	Issuer
Lead Arranger

Any other Revolving Credit Lender which may now or hereafter become party to the Second Restated Loan Agreement

Any other Person to whom the Liabilities are owing, including, without limitation, any Affiliate of the Agent who provides any service or accommodation to, or for the account of, the Borrower pursuant to any Loan Document, including cash management services, Hedge Agreements and the issuances of L/C’s

Schedule II to Guaranty